EXHIBIT 3

                             JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others making the filing, except to the extent that it knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed counterparts and each of such counterparts taken together shall constitute one and the same instrument.


Dated:  January 18, 2002

                                        TROY ACQUISITION CORP.

                                        By /s/  Steven E. Nielsen
                                           -------------------------------------
                                             Name:   Steven E. Nielsen
                                             Title:  President and
                                                     Chief Executive Officer


                                        DYCOM INDUSTRIES, INC.

                                        By /s/  Steven E. Nielsen
                                           -------------------------------------
                                             Name:   Steven E. Nielsen
                                             Title:  President and
                                                     Chief Executive Officer